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Exhibit 10.67

        DEUTSCHE BANK TRUST COMPANY AMERICAS
BANK OF AMERICA, N.A.
BEAR STEARNS CORPORATE LENDING, INC.

October 3, 2002

FF&E FACILITY COMMITMENT LETTER

Bank of America, National Association
555 California Street, 4th Floor
Mail Code CA5-705-04-01
San Francisco, CA 94194

Attention:	Dave Buccolo
Fax:	(415) 646-8127

Re: $178.5 million FF&E Facility for Wynn Las Vegas, LLC

Mr. Buccalo:

        Each of Deutsche Bank Trust Company Americas ("DB"), Bank of America, N.A. ("BofA") and Bear Stearns Corporate Lending, Inc. ("BSCL" and, together with DB and BofA, the "Banks"), severally and not jointly, is pleased to confirm its individual commitment of $20,000,000.00 to participate as a "Lender" in the FF&E Facility, subject to (i) the terms and conditions of this letter, (ii) the negotiation and execution of satisfactory documentation, (iii) the terms and conditions outlined in the Summary of Terms included in the Confidential Offering Memorandum dated July 2002 and (iv) the terms and conditions of the side letter from the Banks to you, dated as of the date hereof.

        Each Bank's commitment remains valid for 90 days from the date hereof; provided however that each Bank reserves the right to terminate its FF&E commitment if there is a material adverse change (financial or otherwise) to or involving the Le Reve project or the condition of Wynn Las Vegas, LLC or any Guarantor (as defined in the Summary) after the date hereof.

        No Bank shall be responsible for the actions or inactions of any other Bank hereunder.

[Signature page follows]

Very truly yours,
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Alexander Johnson

Name:	Alexander Johnson

Title:	Managing Director

BANK OF AMERICA, N.A.
By:	/s/ Scott L. Faber

Name:	Scott L. Faber

Title:	Managing Director

BEAR STEARNS CORPORATE LENDING INC.
By:	/s/ Keith C. Barnish

Name:	Keith C. Barnish

Title:	Executive Vice President

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Exhibit 10.67